UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2013

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On February 25, 2013, 3D Systems Corporation (the “Company”) furnished a webcast slide presentation via Current Report on Form 8-K in connection with the Company’s results of operations for its fourth quarter and year ended December 31, 2012.  The webcast included a typographical error on slide 12, which previously referred to 8.8% organic growth in the fourth quarter of 2011.  That slide has been revised to reflect the correct 18.8% organic growth in the fourth quarter of 2011.  No other changes have been made to the slide presentation.  In connection with such correction, the webcast slides are furnished in full herewith as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.  The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 8.01.  Other Events.

On February 25, 2013, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2012.  The disclosure on page 30 of the Form 10-K in the last sentence of the second paragraph under the caption “Summary of 2012 Financial Results contained a typographical error.  The reference to “8.8%” with respect to organic growth in the fourth quarter of 2011 should have been to “18.8%.”  The complete sentence should now read “In 2011, our organic growth was 18.8% for the fourth quarter and 19.2% for the full year.”

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Webcast slides dated February 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: February 25, 2013
By: /s/ Andrew M. Johnson
(Signature)
Name: Andrew M. Johnson
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Webcast dated February 25, 2013.